UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2025

The Cigna Group

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, the board of directors (the “Board”) of The Cigna Group (the “Company”) appointed Michael J. Hennigan as an independent member of the Board, effective June 2, 2025.

Mr. Hennigan will participate in the Company’s non-employee director compensation program, amended and restated effective July 24, 2024 (the “Plan”), as described in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2025. A copy of the Plan has been filed as Exhibit 10.14(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

There is no arrangement or understanding between Mr. Hennigan and any other person pursuant to which Mr. Hennigan was selected as a director. There have been no transactions involving Mr. Hennigan that would be required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Company will file an amended Form 8-K to disclose Mr. Hennigan’s committee assignments once determined.

A copy of the Company’s press release announcing the appointment of Mr. Hennigan is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CIGNA GROUP

Date: June 2, 2025	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President, Chief Administrative Officer and General Counsel